UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

PowerSchool Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40684	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	PWSC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 28, 2023, PowerSchool Holdings, Inc. (the “Company”) and PowerSchool Holdings LLC, entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I-A thereto (the “Underwriters”), and the selling stockholders named in Schedule I-B thereto (the “Selling Stockholders”).

Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 8,700,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), to the Underwriters at a price per share of $20.16 (the “Offering”). In addition, the Selling Stockholders granted the Underwriters an option to purchase, for a period of 30 calendar days from February 28, 2023, up to an additional 1,305,000 shares of Class A Common Stock. The Company will not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholders.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-270101) filed on February 28, 2023, as supplemented by a preliminary prospectus supplement dated February 28, 2023 and final prospectus supplement dated February 28, 2023. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On February 28, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The Offering closed on March 3, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 28, 2023, by and among PowerSchool Holdings, Inc., PowerSchool Holdings LLC, Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives to the several underwriters named therein and the selling stockholders named therein.

99.1	Pricing Press Release issued by PowerSchool Holdings, Inc. dated February 28, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2023

POWERSCHOOL HOLDINGS, INC.

By:	/s/ Eric Shander
Name:	Eric Shander
Title:	President & Chief Financial Officer